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                                                                    Exhibit 10.3

                            CENTERPOINT ENERGY, INC.
                            SHORT TERM INCENTIVE PLAN

               (As Amended and Restated Effective January 1, 2003)

                                    RECITALS

                  Effective as of January 1, 1999, the Board of Directors of CenterPoint Energy, Inc., formerly Reliant Energy, Incorporated (the "Company"), authorized the amendment, restatement and continuation of the Company's prior annual incentive compensation plan, as in effect on December 31, 1998, in the form of the Reliant Energy, Incorporated Annual Incentive Compensation Plan (the "Prior Plan"). The Board of Directors of the Company has authorized the amendment and restatement of the Prior Plan in the form of, and renamed as, the CenterPoint Energy, Inc. Short Term Incentive Plan (the "Plan") effective January 1, 2003 to make administrative clarifications therein and to reflect the reorganization of the Company effective August 31, 2002.

                  There shall be no termination and no gap or lapse in time or effect between the Prior Plan and this Plan. The amendment, restatement and continuation of the Prior Plan in the form of this Plan shall not operate to exclude, diminish, limit or restrict the payments or continuation of payments of benefits to Participants under the terms of the Prior Plan as in effect prior to its amendment, restatement and continuation in the form of this Plan. Except to the extent otherwise required to reflect the fact that benefits accrued under the Prior Plan are continued under this Plan, the provisions of this Plan shall apply only to an employee eligible to participate under this Plan on or after January 1, 2003.

                  NOW, THEREFORE, effective as of January 1, 2003, the Company hereby amends, restates in its entirety and continues the CenterPoint Energy, Inc. Short Term Incentive Plan as follows:

         1. PURPOSE: The purpose of the Plan is to encourage a high level of corporate performance through the establishment of predetermined corporate, Subsidiary or business unit and/or individual goals, the attainment of which will require a high degree of competence and diligence on the part of those Employees (including officers) of the Company or of its participating Subsidiaries selected to participate in the Plan, and which will be beneficial to the owners and customers of the Company.

         2. DEFINITIONS: Unless the context otherwise clearly requires, the following definitions are applicable to the Plan:

                  AWARD: An incentive compensation award generally payable in cash granted to a Participant with respect to a particular Plan Year pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

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                  BOARD OF DIRECTORS or BOARD: The Board of Directors of the
         Company.

                  CODE: The Internal Revenue Code of 1986, as amended from time to time.

                  COMMITTEE: The Compensation Committee of the Board of
         Directors.

                  COMPANY: CenterPoint Energy, Inc. or any successor thereto.

                  COMPENSATION: Compensation or eligible earnings during the year means the actual base salary paid to a salaried exempt Participant during the Plan Year, including vacation, holiday and sick time. Eligible earnings exclude all special payments, bonuses, allowances, reimbursements, and payments in lieu of overtime. Compensation or eligible earnings during the year means the actual gross wages paid to a hourly or salaried non-exempt Participant during the Plan Year, including vacation, holiday and sick time. Eligible earnings exclude all special payments, bonuses, allowances, reimbursements, but include overtime pay in a manner consistent with the requirements of applicable labor law. Notwithstanding the foregoing, any Participant covered by the terms of a collective bargaining agreement shall have his Compensation calculated in the manner consistent with the collective bargaining agreement, if applicable.

                  EMPLOYEE: An employee of the Company or any of its Subsidiaries who is a regular full or part-time employee and who regularly works at least 20 hours per week.

                  EMPLOYER: The Company and each Subsidiary which is designated by the Committee as an Employer under this Plan.

                  PARTICIPANT: An Employee who is selected to participate in the Plan.

                  PERFORMANCE AWARD: An Award made to a Participant pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

                  PERFORMANCE GOALS: The performance objectives of the Company, its Subsidiaries or its business units and/or individual Participants established for the purpose of determining the level of Awards, if any, earned during a Plan Year.

                  PLAN: This CenterPoint Energy, Inc. Short Term Incentive Plan, as amended from time to time.

                  PLAN YEAR: The calendar year.

                  RETIREMENT PLAN: The CenterPoint Energy, Inc. Retirement Plan, as amended and restated effective January 1, 1999, and as thereafter amended.

                  SAVINGS PLAN: The CenterPoint Energy, Inc. Savings Plan, as amended and restated effective April 1, 1999, and as thereafter amended.

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                  SUBSIDIARY: A subsidiary corporation with respect to the
         Company as defined in Section 424(f) of the Code.

                  A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

         3. PARTICIPATION: The Committee (or its appropriately designated delegate) shall select the Employees who will be Participants for each Plan Year. No Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Plan Year, (b) if so selected, to be entitled to an Award, or (c) if selected as a Participant in one Plan Year, to be selected as a Participant in any subsequent Plan Year. The terms and conditions under which a Participant may participate in the Plan shall be determined by the Committee (or its appropriately designated delegate) in its sole discretion.

         4. ELIGIBILITY: Except as provided below, only Employees who (a) are employed at least 90 calendar days during the Plan Year, (b) are employed on the last day of the Plan Year, and (c) are employed on the Payment Date are eligible for the payment of an Award under the Plan. Days counted to meet the 90-day minimum need not be consecutive days as there may be a break in employment. Employees covered by a collective bargaining agreement providing for participation in this Plan are eligible for payments under this Plan only to the extent of the specific terms contained in the applicable collective bargaining agreement. Employees covered by a collective bargaining agreement that does not specifically provide for their participation in this Plan are not eligible for any payments under this Plan under any circumstances.

                           (1) Retirement, Death or Disability: If, during the
                  Plan Year, a Participant retires on his Retirement Date as defined in the Retirement Plan, dies or terminates employment under circumstances establishing eligibility for disability benefits under the Company's long-term disability plan, then the Participant shall nonetheless receive payment of the Award the Participant would have received had the goals with respect to the Participant's Award been met at the target level based on his Compensation earned prior to the Participant's date of retirement, death or disability. Payments under this Section 4
                  (1) shall be made as soon as practicable following the date of the Participant's retirement, death or disability, but no later than 30 days after the date of the Participant's retirement, death or disability.

                           (2) Termination After Last Day of the Plan Year: If a
                  Participant is an Employee on the last day of the Plan Year and was employed at least 90 days during the Plan Year, but is not an Employee on the Payment Date, then the Participant may receive on the Payment Date, an Award (if any) upon management's recommendation and approval by the Committee.

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         5.       PLAN ADMINISTRATION: The Plan shall be administered by the
Committee. All decisions of the Committee shall be binding and conclusive on the Participants. The Committee, on behalf of the Participants, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

                  (a)      To select the Participants;

                  (b) To interpret, construe, approve and adjust all terms, provisions, conditions and limitations of this Plan;

                  (c) To decide any questions arising as to the interpretation or application of any provision of the Plan;

                  (d) To prescribe forms and procedures to be followed by Employees for participation in the Plan, or for other occurrences in the administration of the Plan;

                  (e) To establish the terms and conditions of any Agreement under which an Award may be earned and paid; and

                  (f) In addition to all other powers granted herein, the Committee shall make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

                  No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of
Section 5 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

         6. DELEGATION OF AUTHORITY: The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan (including, but not limited to, its authority to select Participants) pursuant to such conditions or limitations as the Committee may establish.

         7. AWARDS: The Committee shall determine the terms and conditions of Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of Awards. Awards may also be made in combination or in tandem with, in replacement of, or as alternative to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific individual and/or business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Unless

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specified otherwise by the Committee, the amount payable pursuant to an Award shall be based on a percentage of the Participant's Compensation.

                  An Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of such period of service to which the Performance Goal relates and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole. Performance Goals shall be based upon targets established by the Committee with respect to one or more of the following financial or operational factors, as applied to the Company or a business unit, as applicable: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, total market value, customer satisfaction, and employee safety. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria), and may also be based on performance relative to the S&P 500 Electric Utilities Panel or other designated peer group.

                  Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. The Committee in its sole discretion may decrease the amount payable pursuant to a Performance Award, but in no event shall the Committee have discretion to increase the amount payable pursuant to a Performance Award in a manner inconsistent with the requirements for qualified performance-based compensation under Code Section 162(m). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) applicable to qualified performance-based compensation, and the Committee in establishing such Performance Goals and interpreting the Plan shall be guided by such provisions. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards pursuant to this Plan shall be determined by the Committee. No Participant may be granted Performance Awards which will result in the payment of more than $3,500,000 per Plan Year.

         8. PAYMENT OF AWARDS: The Committee has sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan. Generally, however, the following provisions may apply:

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                  (a)      FORM OF PAYMENT: Generally, payment of Awards shall
         be made in cash and may be subject to such restrictions as the Committee shall determine.

                  (b) DATE OF PAYMENT: Payment of Awards shall be made as soon as practicable (as determined by the Committee) following the close of the Plan Year (the "Payment Date"), unless otherwise provided in Section 4(1).

         9. ASSIGNABILITY: Unless otherwise determined by the Committee and provided in the Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 9 shall be null and void.

         10. TAX WITHHOLDING: The Company shall have the right to withhold applicable taxes from any Award payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

         11. FINALITY OF DETERMINATIONS: Any determination by the Committee in carrying out or administering this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

         12. EMPLOYEE RIGHTS UNDER THE PLAN: No Employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving an Employee any right to be retained in the employ of the Company or an Employer. No Participant shall have any lien on any assets of the Company or an Employer by reason of any Award made under this Plan.

         13. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION: The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company; however clause (ii) shall only apply if, and to the extent, such approval is required by applicable legal requirements.

         14. OTHER PLANS: The Award payments under this Plan shall be considered compensation under the Retirement Plan and the Savings Plan.

         15. GOVERNING LAW: This Plan and all determinations made and actions taken pursuant hereto, shall be governed by and construed in accordance with the laws of the State of Texas.

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         IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its duly authorized officer, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this 19th day of June, 2003, but effective as of January 1, 2003.

                                   CENTERPOINT ENERGY, INC.

                                   By  /s/  David M. McClanahan
                                     -------------------------------------------
                                       David M. McClanahan
                                       President and Chief Executive Officer

ATTEST:

   /s/ Richard Dauphin
---------------------------------
Assistant Secretary

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